UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange

8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange

8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2020, PennyMac Mortgage Investment Trust (the “Company”), through its indirect, wholly owned subsidiary, PennyMac Corp. (“PMC”), entered into a master repurchase agreement with Credit Suisse First Boston Mortgage Capital LLC, acting as administrative agent for Credit Suisse AG, Cayman Islands Branch (“CSCIB”), as buyer (the “GSE Servicing Advances Facility”). The GSE Servicing Advances Facility provides PMC with the ability to finance servicing advances made to support monthly principal and interest to mortgage-backed securities holders as well as other corporate and escrow advances related to servicing delinquent loans. The GSE Servicing Advances Facility currently allows PMC to finance Fannie Mae servicing advances and also provides the flexibility to add Freddie Mac servicing advances to the facility in the future.

The committed amount available to PMC under the GSE Servicing Advances Facility is $100 million. Pursuant to the terms of the GSE Servicing Advances Facility, PMC agrees to transfer to CSCIB a participation certificate evidencing an interest in the reimbursement rights associated with certain servicing advances made by PMC (the “Participation Certificates”). The principal amount paid by CSCIB to purchase the Participation Certificates is based upon the purchase price percentage of the market value of the advance reimbursement rights underlying such Participation Certificates. Upon PMC’s repurchase of the Participation Certificates, PMC is required to repay CSCIB the principal amount plus accrued interest (at a rate reflective of the current market) as of the repurchase date. PMC is also required to pay CSCIB a structuring fee for the GSE Servicing Advances Facility as well as certain other administrative costs and expenses in connection with the management and ongoing administration of the GSE Servicing Advances Facility.

The GSE Servicing Advances Facility contains margin call provisions that provide CSCIB with certain rights in the event of a decline in the value of the Participation Certificates. Under these provisions, CSCIB may require PMC to transfer cash to CSCIB with an aggregate value sufficient to eliminate any margin deficit resulting from such a decline.

The GSE Servicing Advances Facility requires that PMC make certain representations, warranties and covenants customary for this type of transaction, including financial covenants consistent with those in PMC’s other secured credit facilities. The GSE Servicing Advances Facility also contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the GSE Servicing Advances Facility and the right of CSCIB to exercise certain of PMC’s rights related to the Participation Certificates, including the liquidation by CSCIB of the Participation Certificates and the underlying servicing advances.

The obligations of PMC under the GSE Servicing Advances Facility are fully guaranteed by the Company pursuant to a Guaranty, dated August 7, 2020 in favor of CSCIB.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of August 7, 2020, by and among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Cayman Islands Branch, and PennyMac Corp.

10.2	Guaranty, dated August 7, 2020, made by PennyMac Mortgage Investment Trust in favor of Credit Suisse AG, Cayman Islands Branch

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: August 13, 2020	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer